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                                                                    EXHIBIT 10.6


                        DEVELOPMENT AND SUPPLY AGREEMENT


           This DEVELOPMENT AND SUPPLY AGREEMENT ("Agreement") effective as of April 19, 1995 (the "Effective Date") by and between Urosurge Inc., a Delaware corporation, with offices at Technology Innovation Center, Suite 104, University of Iowa, Iowa City, Iowa 52242-5000, ("Urosurge"), and Interventional Therapeutics Corporation, a California corporation, with offices at 48668 Milmont Drive, Fremont, California, 94538 ("ITC").

                                   BACKGROUND

           A. Urosurge and ITC desire that ITC perform development work on behalf of Urosurge with respect to Products (as defined herein), on the terms and conditions set forth herein.

           B. ITC desires to manufacture and sell Products (as defined herein) exclusively for and to Urosurge, and Urosurge is willing to purchase its requirements Products from ITC in the United States, on the terms, and conditions herein.

           C. Urosurge and ITC have entered into a Regulatory Affairs and Indemnity Agreement of even date herewith (the "Regulatory Affairs Agreement").

           NOW, THEREFORE, Urosurge and ITC agree as follows:

1.         DEFINITIONS

           The following terms shall have the following meanings herein:

           1.1 "FDA" shall mean the U.S. Food and Drug Administration.

           1.2 "GMP" shall mean Good Manufacturing Practices as established by FDA regulations.

           1.3 "Intellectual Property Rights" shall mean all current and future worldwide patents and other patent rights, copyrights, trade secrets, and all other intellectual property rights, including without limitation all applications and registrations with respect thereto.

           1.4 "Products" shall mean the products to be developed by ITC as set forth in Exhibit A and supplied to Urosurge hereunder.

           1.5 "Specifications" shall mean the technical and other specifications for the Products as set forth on Exhibit A.


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           1.6 "Technology" shall mean all tangible and intangible results created in the performance of any Product development, including the Products and all Intellectual Property Rights embodied in the Products.

2.         PRODUCT DEVELOPMENT AND PROTOTYPES

           2.1 Development. If Urosurge requests modifications to the Product, ITC agrees to develop the modified Products in accordance with specifications, schedules and acceptance procedures to be mutually agreed upon. ITC shall not subcontract any aspect of such development work without Urosurge's prior written consent. ITC shall be responsible for all costs associated with such development work related to the Product described in Exhibit A. If Urosurge requests extensive revisions to the specifications on Exhibit A or requests future product development the parties shall negotiate in good faith the terms on which such development work shall be conducted.

           2.2 Supply of Prototypes. ITC shall deliver a prototype Product to Urosurge. Following the acceptance by Urosurge of the prototype, ITC shall provide Urosurge with 300 Products suitable for use in clinical trials at the prices indicated in Exhibit B.

           2.3 Ownership.

           (a) Each party shall retain ownership of all Intellectual Property Rights owned by it as of the Effective Date. ITC shall own all right, title, and interest in the Technology.

           (b) ITC agrees, during the term of this Agreement, not to use any equipment and tooling purchased by it to enable the manufacture of Products for any purpose other than to fulfill its supply obligations to Urosurge hereunder.

3.         PRODUCT MANUFACTURE AND SALE

           3.1 Purchase and Sale. Subject to the terms and conditions of this Agreement, ITC agrees to manufacture and sell to Urosurge all Products ordered by Urosurge during the term of this Agreement. Unless otherwise agreed by the parties, ITC shall sell the Products exclusively to Urosurge.

           3.2 Exclusive Supplier. During the term of this Agreement, ITC shall be the exclusive supplier of Products to Urosurge for sale in the U.S. ITC shall be the exclusive supplier outside the U.S., as soon as practicable, provided ITC demonstrates to Urosurge that the Product is available outside the U.S. and that the Product is free from U.S. FDA limitations on distribution. Urosurge shall be solely responsible for regulatory clearances deemed necessary by




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individual foreign countries or regulatory bodies. ITC shall use its best efforts to provide technical information and physical test date as requested by Urosurge in support of such efforts. ITC shall ensure that U.S. and foreign manufacturing facilities conform to European Community (EC) and ISO standards requirements when necessary. Notwithstanding the foregoing, if ITC is unable to supply Urosurge's requirements for Products, Urosurge shall have the right to purchase the Products or any components from any other source without obligation to ITC. In that event, ITC shall license the other source to manufacture the Products at a reasonable customary royalty rate.

           3.3 Orders. Urosurge may initiate purchases under this Agreement by telephone contact, telex, fax or by submitting written purchase orders to ITC at the address above. Any purchase order initiated by telephone, fax or telex order must be confirmed within ten (10) working days by a written purchase order. All purchase orders shall contain: (a) purchase order number and date; (b) Product model number; (c) specification number and revision level; (d) part number and revision level; (e) quantity of Product(s) to be purchased; (f) shipping instructions; (g) specified delivery date; (h) destination and billing address (if different from address listed above); (i) the net unit price for the Product(s); and (j) an authorized signature.

           3.4 Acceptance. Purchase orders shall be binding when accepted by ITC. ITC shall acknowledge each purchase order in writing within ten (10) business days of receipt. Within such ten (10) day period, ITC may only reject an order which does not conform with the terms and conditions of this Agreement. Notice of rejection must be sent to Urosurge by telex or fax, followed by registered letter. If an order is neither confirmed nor rejected by ITC within ten (10) business days of receipt, it shall be deemed to have been accepted.

           3.5 Delivery Date. Unless otherwise agreed in writing by the parties, ITC shall deliver Products no later than five (5) days after the date specified in an accepted purchase order, provided ITC receives such purchase order at least ninety (90) days prior to the specified delivery date. If ITC receives a purchase order less than ninety (90) days before the specified delivery date, ITC shall use reasonable commercial efforts to deliver such Products on the specified delivery date.

           3.6 Shipping. All Products subject to this Agreement shall be suitably packed for shipment in containers adequate to insure safe arrival of the goods at Urosurge's designated delivery destination, marked for shipment to the address specified in Urosurge's purchase order or such other address as Urosurge may specify in writing, and delivered to a carrier or forwarding agent chosen by Urosurge. ITC shall mark all containers with necessary lifting, handling and shipping information, purchase order numbers, and date of shipment. An itemized packing list must accompany each shipment. Urosurge will reimburse ITC for all transportation, shipping and insurance expenses. In the event that Urosurge requests special packaging or





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finishing for any order, Urosurge shall pay the incremental cost for such special packaging or finishing; provided, however, ITC agrees to pack any special documentation regarding the Products requested by Urosurge, at no additional charge. Shipment will be F.O.B., ITC's plant, Fremont, California. All shipping papers and/or invoices shall include the purchase order number and serial numbers of Products shipped.

           3.7 Terms and Conditions. This Agreement contains the exclusive terms and conditions which shall apply to all purchases of Products by Urosurge. In ordering and delivering Products, Urosurge and ITC may use their standard forms but nothing in such forms shall amend or modify the terms of this Agreement. In case of conflict between such forms and this Agreement, the terms of this Agreement shall control.

4.         CANCELLATION AND RESCHEDULING

           4.1 Changes. Urosurge may cancel or reschedule for up to thirty (30) days a purchase order previously accepted by ITC, provided Urosurge provides ITC notice at least sixty (60) days prior to the specified delivery date. ITC will use reasonable commercial efforts to meet all rescheduled delivery dates. Cancellation or rescheduling requests made by Urosurge less than sixty (60) days prior to the specified delivery date may be accepted or rejected at ITC's discretion.

           4.2 Delayed Delivery. ITC shall promptly notify Urosurge if any circumstance arises which could result in delivery of a Product after the specified delivery date in an accepted purchase order. If Urosurge has not received Products for which ITC accepted a purchase order more than twenty (20) days following the specified delivery date, Urosurge shall be entitled to cancel such order, in whole or part, without any obligation or liability to ITC.

5.         PRICING

           5.1 Product Prices. Except as otherwise provided in this Section 51, the price for Products subject to this Agreement shall be those listed on attached Exhibit B. All prices are in United States dollars. The prices as set forth on said Exhibit shall remain in effect and fixed during the term of this Agreement. If during the term of this Agreement reduced prices are put into effect by ITC, such reduced prices shall apply to released but unshipped Products and all subsequent release orders issued hereunder. ITC warrants that the prices charged Urosurge hereunder are not in excess of the lowest prices charged by ITC to other purchasers of the similar Products in like quantities and under similar circumstances.

           5.2 Taxes. All prices described herein are exclusive of federal, state and local excise, sales, use and similar taxes. Urosurge shall be liable for and shall pay all applicable




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taxes invoiced by ITC, unless Urosurge provides ITC with a properly executed tax exemption certificate prior to delivery.

6.         PAYMENT

           6.1 Payment. ITC shall issue Urosurge individual invoices for each Product shipment. Each such invoice shall separately list the price of each Product, taxes, transportation, shipping and insurance charges, and any special packaging or finishing charges. Urosurge shall pay each invoice within thirty
(30) days of the date of such invoice or the delivery date, whichever is later. Payment of an invoice shall not constitute implied acceptance of Products.

           6.2 Payment Method. Urosurge shall make payment to ITC for Products by check or by wire transfer to an account specified by ITC.

           6.3 Overdue Payments. Payments more than thirty (30) days overdue will be subject to a service charge of one percent (1%) per month or the maximum amount allowed by law, whichever is less.

7.         FORECASTS

           On a quarterly basis thereafter Urosurge shall provide ITC with a forecast of Urosurge's anticipated quarterly requirements of Products for the following twelve (12) month period commencing on the date of such forecast. It is understood that such forecast is not binding but Urosurge shall use all reasonable efforts to make each forecast as accurate as possible, particularly as it pertains to the six (6) months immediately following the date of such forecast.

8.         PRODUCT QUALITY

           8.1 Quality Assurance. ITC agrees to assure the quality level of Products through the use of a formal quality assurance program reasonably acceptable to Urosurge. Such program shall require ITC to prepare and maintain written records sufficient to enable Urosurge to trace the history of each Product. Pursuant to such program, ITC shall place serial numbers on all Products to enable the identification and tracing of Products. During the term of the Agreement, Urosurge shall have the right to audit such quality assurance program, at its expense, during regular business hours.

           8.2 Inspection. ITC shall conduct a final inspection and quality control test on each Product prior to shipment to verify that such Products meet and conform with the Specifications.



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Each shipment of Products shall be accompanied by a quality assurance analytical data sheet (the "Q.A. Data Sheet").

           8.3 Presence at Facility. During the first six (6) months during which each Product is commercially manufactured for Urosurge and thereafter upon reasonable written notice to ITC, Urosurge shall have the right to have its representatives visit, from time to time, the facility at which such Product is being manufactured, to verify ITC's compliance with the warranties in Section 10 below.

           8.4 Inspection and Acceptance. Urosurge shall have the right and ITC shall cooperate to the fullest extent practicable in giving Urosurge an opportunity to inspect the Products at all times and places including during the period of manufacture. However, no inspection or test made prior to final inspection and acceptance at Urosurge's facility shall relieve ITC of responsibility for defects or other failure to supply conforming Products. Final inspection and acceptance shall be at Urosurge's facility, and shall be performed within a reasonable time after receipt of the Products.

           8.5 Latent Defects. It is understood that Products may have defects ("defects" meaning that such Products fail to conform to the applicable Specifications or otherwise fail to conform to the warranties given by ITC herein) which would not be discoverable upon reasonable physical inspection or testing (the "Latent Defects"). As soon as either Urosurge or ITC becomes aware of a Latent Defect in any Product it shall immediately notify the other party and, at Urosurge's election, such Products shall be deemed non-conforming to the Specifications and rejected as of the date of such notice.

9.         PRODUCT CHANGES

           9.1 Design Modifications. ITC shall have the right to make design modifications to the Products to the extent such modifications do not affect the form, fit, function, safety, reliability, or performance of a Product; provided, however, that ITC shall notify Urosurge of any such modifications that materially affect the form, fit, function, safety, reliability, or performance of the Products. Within twenty (20) days after receiving any such notice from ITC, Urosurge may disapprove of such design modifications. If Urosurge fails to provide ITC with notice during such twenty (20) day period, Urosurge shall be deemed to approve such modifications.

           9.2 Requested Modifications. Urosurge may request changes in the design or operation of the Products relating to improvements, or the reliability or serviceability of the Products. The parties shall discuss such modifications in good faith; provided, however, it is understood that ITC shall have no obligation to make such modifications to the Products.





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           9.3 Mandatory Modifications. ITC shall make any changes to Products required to comply with official requirements (including governmental regulation or industrial standards). With respect to products changed to comply with such requirements that have been ordered but not yet delivered, an appropriate adjustment of the delivery date shall be agreed by the parties.

           9.4 Validation Units. In the event ITC proposes any change which affecting form, fit, function, safety, reliability or performance of a Product, ITC, at its expense, shall ship Urosurge ten (10) validation units incorporating all such changes. Within ninety (90) days after receipt of such validation unit, Urosurge shall notify ITC whether it approves or disapproves the proposed changes. Failure by Urosurge to advise ITC that it disapproves a proposed change within such ninety (90) days shall constitute Urosurge approval of such proposed changes; provided, however, ITC shall not make the proposed changes until the end of such ninety (90) day period or until Urosurge provides notice of its approval of such changes, whichever occurs earlier.

10.        PRODUCT WARRANTY

           10.1 Express Warranty. ITC hereby warrants to Urosurge that:

                (a) on the date of shipment, all Products sold by ITC to Urosurge hereunder are new, will comply with the Specifications for such Products and any further specifications, standards and/or criteria agreed upon by the parties, conform fully with the Q.A. Data Sheet provided for the particular Product according to Section 8.2 hereof, and do not contain Latent Defects;

                (b) Products purchased hereunder shall be free from defects in material and workmanship for a period of twelve (12) months from the date of shipment to Urosurge;

                (c) all of the Products sold hereunder shall have been manufactured, packaged and stored and shipped in conformance with all applicable current Good Manufacturing Practices which are in force or hereinafter adopted by the FDA or any successor agency thereto;

                (d) title to all Products sold hereunder shall pass to Urosurge as provided herein free and clear of any security interest, lien, or other encumbrance;

                (e) ITC shall meet Urosurge's required shipment and/or delivery schedule(s); and




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                (f) the Products sold hereunder shall have been manufactured, packaged and stored in facilities which are approved by the FDA at the time of such manufacture, packaging and storage, to the extent such approval is required by law.

           10.2 Effect of Warranty.

                (a) If any Products purchased hereunder do not meet the warranties specified herein or otherwise applicable, Urosurge may, at its option
(i) require ITC to replace or correct at no cost to Urosurge any defective or nonconforming Products, (ii) return any nonconforming Products to ITC at ITC's expense and recover from ITC the full market price thereof or (iii) replace or correct the defective or nonconforming Products itself and charge ITC with the cost of such correction. In the event that ITC fails to meet Urosurge's shipment and/or delivery schedules Urosurge may, at its option, (i) procure equivalent or similar replacement Products in a commercially reasonable manner from an alternate source, charging ITC for the price differential, if any, or (ii) if an alternate source is not available, recover from ITC all financial losses of any nature resulting therefrom. The foregoing remedies are in addition to all other remedies at law or in equity or under this Agreement and shall not be deemed to be exclusive thereof. All warranties and remedies for breach thereof available to Urosurge under this Agreement shall also be available to Urosurge's customers.

                (b) No inspection or acceptance, approval or acquiescence by Urosurge with respect to ITC's Products shall relieve ITC from any portion of its warranty obligation, nor shall waiver by Urosurge of any specification requirement for one or more items constitute a waiver of such requirements for remaining items unless expressly agreed by Urosurge in writing.

           10.3 Exclusions. The express warranties set forth in Section 10.1 above shall not apply to defects to a Product which result from normal wear and tear or improper, unqualified or unauthorized repair of Products.

           10.4 Disclaimer. EXCEPT FOR THE ABOVE EXPRESS WARRANTIES, ITC MAKES NO WARRANTIES WITH RESPECT TO THE PRODUCTS, EXPRESS, IMPLIED, STATUTORY, OR IN ANY OTHER PROVISION OF THIS AGREEMENT, AND ITC SPECIFICALLY DISCLAIMS ANY IMPLIED WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.

           10.5 Warranty Procedures. Subject to Section 10.2 above, Urosurge may send Products with defects covered by the foregoing warranties to ITC's repair center at an address specified by ITC from time to time. Urosurge shall request authorization from ITC prior to the return of each defective Product for replacement by ITC. Upon such request, ITC shall provide Urosurge with a Material Return Authorization (MRA) tracer number to be prominently




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displayed on the shipping container for the defective Product. Once ITC authorizes the return of any defective Product, Urosurge shall ship such Product to the repair facility, freight prepaid, in its original shipping container or in a container of equivalent protective constitution. If such defective Product is received by ITC during the applicable warranty period, ITC shall, and shall ship the replaced Product to Urosurge, freight prepaid.

11.        CONFIDENTIALITY

           11.1 Confidential Information. Pursuant to this Agreement, each party may disclose to the other certain proprietary technical or business information or materials ("Confidential Information"). Each party agrees that it will not use any Confidential Information received from the other except for the purposes of this Agreement and agrees not to disclose any such Confidential Information to third parties, and to maintain and follow reasonable procedures to prevent unauthorized disclosure or use of the Confidential Information and to prevent it from falling into the public domain or the possession of unauthorized persons. Each party agrees to disclose to its employees only such Confidential Information as is necessary to each employee's responsibilities in performing the acts allowed by this Agreement. Each party shall immediately advise the disclosing party of any disclosure, loss or use. of Confidential Information in violation of this Agreement. Each party agrees that for a period of five (5) years after the termination of this Agreement it will hold the Confidential Information disclosed to it hereunder in strict confidence and not disclose to any third party any such Confidential Information except as expressly agreed upon in writing.

           11.2 Exclusions. Confidential Information shall not include information:

                (a) that becomes lawfully known or available to the receiving party from a source other than the disclosing party without breach of this Agreement;

                (b) that was already known to the receiving party, as shown by written records, before its disclosure by the disclosing party;

                (c) developed independently by the receiving party without the use or consideration of or reference to the Confidential Information;

                (d) that is within, or later falls within, the public domain without breach of this Agreement;

                (e) publicly disclosed with the written approval of the disclosing party; or




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                (f) disclosed pursuant to the requirement or demand of a lawful governmental or judicial authority, but only to the extent required by operation of law, regulation or court order.

12.        REPRESENTATIONS AND WARRANTIES

           12.1 Urosurge. Urosurge represents and warrants on a continuing basis that: (i) it has the right to enter this Agreement, is a corporation duly organized, validly existing, and in good standing under the laws of Delaware,
(ii) has the power and authority to execute and deliver this Agreement and to perform its obligations hereunder, (iii) has by all necessary corporate action duly and validly authorized the execution and delivery of this Agreement and the performance of its obligations hereunder, and (iv) has not and will not during the term of this Agreement enter into any agreement which conflicts with or which will result in any breach of, or constitute a default under, any note, security agreement, commitment, contract or other agreement, instrument or undertaking to which Urosurge is a party.

           12.2 ITC. ITC represents and warrants on a continuing basis that: (i) ITC has the right to enter this Agreement, is a corporation duly organized, validly existing and in good standing under the laws of the State of California,
(ii) has the power and authority, to execute and deliver this Agreement and to perform its obligations hereunder, (iii) it has by all necessary corporate action duly and validly authorized the execution and delivery of this Agreement and the performance of its obligations hereunder, and (iv) it has not and will not during the term of this Agreement enter into any agreement which conflicts with or which will result in any breach of, or constitute a default under, any note, security agreement, commitment, contract or other agreement, instrument or undertaking to which ITC is a party.

           12.3 Effect of Representations and Warranties. It is understood that if the representations and warranties under this Section 12 are not true and accurate at any time during the term of the Agreement and the nonbreaching party (i.e., ITC or Urosurge, as the case may be) incurs any liabilities, costs or other expenses as a result of such falsity, the breaching party shall indemnify and hold harmless the other party and its affiliates for any such liabilities, costs or expenses incurred, in accordance with Section 6 of the Regulatory Affairs Agreement.

13.        TERM AND TERMINATION

           13.1 Term. This Agreement shall commence on the Effective Date and shall have a term of five (5) years unless terminated earlier as provided herein; provided, however, if Urosurge does not receive FDA approval for the sale of the Product within four (4) years of the Effective Date of the Agreement, the Agreement shall automatically be extended for one additional two
(2) year period.




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           13.2 Termination for Cause. Either party may, without penalty, terminate this Agreement or cancel any purchase order or portion thereof effective upon written notice to the other party in the event of one of the following events:

                (a) The other party materially breaches this Agreement or the Regulatory Affairs Agreement, including, without limitation, by failing to deliver conforming Products on the requested delivery dates set forth on Urosurge's purchase orders, and such breach remains uncured for thirty (30) days following written notice of breach by the nonbreaching party, unless such breach is incurable in which event termination shall be immediate upon receipt of written notice;

                (b) Any cause as set forth in Section 15.6 delays the other party's performance for more than sixty (60) days; or

                (c) A petition for relief under any bankruptcy statute is filed by or against the other party, or the other party makes an assignment for the benefit of creditors, or a receiver is appointed for all or a substantial part of the other party's assets, and such petition, assignment or appointment is not dismissed or vacated within sixty (60) days.

           13.3 Effect of Termination or Expiration.

                (a) In the event of a termination or expiration of this Agreement the provisions of this Agreement shall continue to apply to all purchase orders accepted by ITC prior to the effective date of such termination or expiration. Termination or expiration of this Agreement shall not relieve or release either party from making payments which obligation has accrued prior to such termination.

                (b) In the event of the default by ITC, Urosurge may take any reasonable steps which Urosurge deems appropriate and which are authorized by law or this Agreement to obtain the benefit of its bargain pursuant to this Agreement in addition to or in lieu of the termination procedure set forth in this Paragraph.

           13.4 Survival. Sections 10, 11, 12, 13, 14 and 15 shall survive the termination of this Agreement for any reason.

14.        DISPUTE RESOLUTION

           If a dispute arises between the parties relating to the interpretation or performances of this Agreement or the grounds for the termination thereof, representatives of the parties with decision-making authority shall meet to attempt in good faith to negotiate a resolution of the




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dispute prior to pursuing other available remedies. If within thirty (30) days after such meeting the parties have not succeeded in negotiating a resolution of the dispute, such dispute shall be submitted to final and binding arbitration under the then current Commercial Arbitration Rules of the American Arbitration Association ("AAA"), by one (1) arbitrator in Iowa City, Iowa. Such arbitrator shall be selected by the mutual agreement of the parties or, failing such agreement, shall be selected according to the aforesaid AAA rules. The arbitrator will be instructed to prepare and deliver a written, reasoned opinion stating his decision within thirty (30) days of the completion of the arbitration. Such arbitration shall be concluded within nine (9) months following the filing of the initial request for arbitration. The parties shall bear the costs of arbitration equally and shall bear their own expenses, including professional fees. The decision of the arbitrator shall be final and non-appealable and may be enforced in any court of competent jurisdiction.

15.        MISCELLANEOUS

           15.1 Governing Law . This Agreement shall be governed by the laws of Iowa, without reference to principles of conflicts of laws.

           15.2 Compliance with Laws. ITC shall perform this Agreement in compliance with all applicable federal, state and local laws, rules and regulations. ITC shall indemnify Urosurge and its customers for loss or damage sustained because of ITC's noncompliance with any such law, rule or regulation. ITC shall furnish to Urosurge any information requested or required by Urosurge during the term of this Agreement or any extensions hereof to enable Urosurge to comply with the requirements of any U.S. or foreign federal, state and/or government agency.

           15.3 Limitation of Liability. IN NO EVENT SHALL EITHER PARTY BE LIABLE FOR INCIDENTAL, CONSEQUENTIAL, INDIRECT, OR SPECIAL DAMAGES OF THE OTHER PARTY ARISING OUT OF THIS AGREEMENT, UNDER ANY THEORY OF LIABILITY.

           15.4 Urosurge Trademarks. Urosurge, in its sole discretion, may select the trademarks, trade names and trade dresses to be used in connection with each Product and all such trademarks, trade names and trade dresses shall be and become the exclusive property of Urosurge. ITC shall not adopt any trademark, trade name or trade dress that may be confusingly similar therewith. ITC shall acquire no interest or rights in and to any trademarks, trade names and trade dresses selected or used by Urosurge. Urosurge shall have the right to remove any ITC trademarks incorporated in marked on, or fixed to the Products.




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           15.5 No Conflicting Obligations. ITC agrees not, to engage in any work or services on its behalf or for any other party which would conflict with its obligations under this Agreement.

           15.6 Force Majeure. Neither party shall be held responsible for any delay or failure in performance hereunder caused by strikes, embargoes, unexpected government requirements, civil or military authorities, acts of God, or by the public enemy or other causes reasonably beyond such party's control and without such party's fault or negligence.

           15.7 Independent Contractors. ITC shall perform its obligations hereunder as an independent contractor and shall be solely responsible for its own financial obligations. Nothing contained herein shall be construed to imply a joint venture or principal and agent relationship between the parties, and neither party shall have any right, power or authority to create any obligation, express or implied, on behalf of the other in connection with the performance hereunder. ITC will not act as an agent of Urosurge and ITC's employees shall not be deemed to be employees of Urosurge for the purpose of any employee benefit program, tax withholding, FICA taxes, unemployment benefits or otherwise.

           15.8 Confidentiality of Agreement. Except as required by law, ITC shall not disclose the contents or any term of this Agreement to any person or entity without the prior written consent of Urosurge.

           15.9 Further Assurances. At any time or from time to time on and after the date of this Agreement, ITC shall at the request of Urosurge (i) deliver to Urosurge such records, data or other documents consistent with the provisions of this Agreement, and (ii) execute, and deliver or cause to be delivered, all such assignments, consents, documents or further instruments of transfer or license, and (iii) take or cause to be taken all such other actions, as Urosurge may reasonably deem necessary or desirable in order for Urosurge to obtain the full benefits of this Agreement and the transactions contemplated hereby.

           15.10 Notices. All notices or reports permitted or required under this Agreement shall be in writing and shall be delivered in person, mailed by first class mail, postage prepaid, (registered or certified), or sent by telecopy, to the party to receive the notice at the address set forth at the beginning of this Agreement or such other address as either party may specify in writing. All such notices shall be effective upon receipt.

           15.11 No Use of Names. Neither party will use the name of the other in its advertising or promotional materials without the prior written consent of such other party.

           15.12 Assignment. ITC shall not assign this Agreement or any rights hereunder without the prior written consent of Urosurge. Urosurge may assign this Agreement without restrictions.

           15.13 Severability. If any provision(s) of this Agreement shall be held invalid, illegal or unenforceable by a court of competent jurisdiction, this Agreement shall continue in full force and effect without said provision.

           15.14 Modification; Waiver. This Agreement may not be altered, amended or modified in any way except by a writing signed by both parties. The failure of a party to enforce any provision of the Agreement shall not be construed to be a waiver of the right of such party to thereafter enforce that provision or any other provision or right.

           15.15 Entire Agreement and Indemnity. This Agreement, the exhibits hereto and the Regulatory Affairs Agreement represent and constitute the entire agreement between the parties and supersede all prior agreements and understandings with respect to the matters covered by this Agreement. This Agreement may only be amended in writing signed by both parties.


UROSURGE                              INTERVENTIONAL THERAPEUTICS CORPORATION


By:    /s/ DAVID MAUPIN               By:    /s/ BILL DORMANDY
   ----------------------------          ----------------------------

Print Name:  DAVID MAUPIN             Print Name:  BILL DORMANDY
           --------------------                  --------------------

Title:   PRES/CEO                     Tide:  PRESIDENDT
      -------------------------            --------------------------

                                    EXHIBIT A


                                 SPECIFICATIONS



                     [TO BE DETERMINED BY MUTUAL AGREEMENT]

                                    EXHIBIT B
                                 Product Prices

           The following prices apply based on the cumulative number of units ordered annually:


             No. of Units                        Price per Unit
             ------------                        --------------
                 [*]                                  [*]
                 [*]                                  [*]
                 [*]                                  [*]
                 [*]                                  [*]
                 [*]                                  [*]



[*] Confidential treatment requested.

                   REGULATORY AFFAIRS AND INDEMNITY AGREEMENT


           This REGULATORY AFFAIRS AND INDEMNITY AGREEMENT ("Agreement") is effective as of August 30, 1995 (the "Effective Date") by and between Urosurge Inc., a Delaware corporation, with offices at 2660 Crosspark Road, Coralville, Iowa 52241, ("Urosurge"), and Interventional Therapeutics Corporation, a California corporation, with offices at 48668 Milmont Drive, Fremont, California, 94538 ("ITC").

                                   BACKGROUND

           A. Urosurge and ITC have entered into an agreement under which ITC will manufacture and sell products to Urosurge ('Products") on the terms and conditions of a Development and Supply Agreement of even date herewith (the "Supply Agreement").

           B. Urosurge and ITC wish to set forth their respective obligations regarding regulatory affairs associated with the Supply Agreement.

           NOW, THEREFORE, Urosurge and ITC agree as follows:

           1. General Obligations. Each party agrees to conduct its activities pursuant to the Supply Agreement in accordance with state and federal regulatory laws as applied to clinical trial protocols, device commercialization and the protection of patient health, welfare and safety.

           2. Notification. Each party agrees to notify the other party in a timely manner of (A) (i) any adverse event, technical or clinical which may involve a Product and (ii) any FDA communications or inquiries pertaining to adverse events or adverse actions by FDA, pertaining to a Product. Urosurge agrees to monitor the use of the Products in accordance with state and federal regulatory laws, and in a manner to ensure adequate and timely data collection in order to identify, quantify and correct any anticipated or unanticipated adverse events. In the event Urosurge determines a recall is necessary, ITC will cooperate fully with Urosurge in effecting the recall.

           3. Progress Reports. Urosurge agrees to provide timely copies of United States Food and Drug Administration ("FDA") progress reports concerning clinical trial protocols involving the Products to ITC at the time such reports are submitted to the FDA. Urosurge shall provide ITC with any regulatory filings made with respect to the Products.

           4. FDA Inquiries. Each party agrees to notify the other in the event of any FDA inspection, notification or communication which may involve the Products. ITC agrees to cooperate with Urosurge in responding to. FDA queries regarding the Products.

           9.5 Severability. If any provision(s) of this Agreement shall be held invalid, illegal or unenforceable by a court of competent jurisdiction, this Agreement shall continue in full force and effect without said provision.

           9.6 Modification, Waiver. This Agreement may not be altered, amended or modified in any way except by a writing signed by both parties. The failure of a party to enforce any provision of the Agreement shall not be construed to be a waiver of the right of such party to thereafter enforce that provision or any other provision or right.

           9.7 Entire Agreement. This Agreement and the Supply Agreement represent and constitute the entire agreement between the parties with respect to the subject matter thereof and supersede all prior agreements and understandings with respect to the matters covered by this Agreement. This Agreement may only be amended in writing signed by both parties.


Urosurge,  Inc.                        Interventional Therapeutics Corporation


/s/ DAVID MAUPIN                       /s/ JULIE D. BELL
-------------------------------        -------------------------------
BY:                                    BY: Julie D. Bell


                                       VP, Regulatory Affairs & Risk
Pres/CEO                               Management
-------------------------------        -------------------------------
TITLE:                                 TITLE:


      9/12/95                               August 30, 1995
-------------------------------        -------------------------------
DATE                                   DATE:





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